Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AND STATEMENTS OF OPERATIONS

1. Description of Transaction and Basis of Presentation

On August 16, 2010, Aquamer completed an asset acquisition wherein it acquired all of the business assets of UAC. The Company paid for these assets with 60,000,004 shares of its common stock. UAC was formed on April 22, 2010 to conduct urban indoor vertical farming. UAC currently holds an exclusive license (the "License Agreement") for Massachusetts and a has right of first refusal to purchase exclusive licenses for New Jersey, Pennsylvania and California from TerraSphere Systems, LLC, a company that designs and builds proprietary systems for growing fruits and vegetables in controlled, indoor environments. UAC purchased the license on May 1, 2010 for $1,000,000. The technology is proprietary and unique. The technology used under the license can not be disclosed or transferred to a third party without prior written consent of the licensor. Nothing occurred between May 1, 2010 and the asset acquisition date to enhance the license value. Given these factors, combined with the brief period (fifteen weeks) from original purchase by UAC to the Aquamer transaction date, the $1,000,000 historical cost is the fair value of the asset.

The Unaudited Pro Forma Condensed Combined Statements of Operations presented below are derived from the historical financial statements of Aquamer and present the acquisition of UAC as an asset acquisition at historical cost.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 2009 gives effect to the UAC transaction as if it had occurred on January 1, 2009 and combines the historical audited statements of operations of Aquamer with pro forma adjustments for UAC for the twelve months ended December 31, 2009. UAC was not formed until April 2010 and as a result had no operating activity during 2009. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2010 gives effect to the UAC transaction as if it had occurred on January 1, 2010 and combines the historical unaudited statements of operations of Aquamer and UAC for the nine months ended September 30, 2010.

The Unaudited Pro Forma Condensed Combined Financial Statements are for illustrative purposes only and are not intended to project the results of operations for any future period. The pro forma adjustments are based upon currently available information and upon certain assumptions Aquamesr believes are reasonable under the circumstances. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Aquamer. Due to UAC’s recent formation, UAC had limited operating history during 2010 and no operating activity during 2009. Since Aquamer acquired UAC’s assets, no historical financial statements of UAC have been included with this filing.

Aquamer Medical Inc. & Subsidiaries

Pro Forma Condensed Combined Statement of Operations
For the fiscal year ended December 31, 2009 (Unaudited)

	Aquamer Medical, Inc.	Urban Agriculture Corporation	Pro Forma Adjustments		Aquamer Medical Inc. Combined
Revenue	-	-	-		-
Costs and Expenses
General and Administrative	$254,883	-	-		$254,883
Amortization of Intangibles	10,000	-	$66,667	A	76,667
Interest, net of interest income	514	-	-		514
Impairment of patent	45,000	-	-		45,000
Total Costs and Expenses	310,398	-	66,667		377,065
Loss before income taxes	(310,398)	-	(66,667)		(377,065)
Federal and State Income Tax Expense	-	-	-		-
Deficit accumulated during development stage	$(310,398)	-	$(66,667)		$(377,065)
Basic and Diluted Loss Per Share	$(0.00)				$(0.00)
Weighted Average Number of Common Shares Outstanding	79,620,179				139,620,181

Aquamer Medical Inc. & Subsidiaries

Pro Forma Condensed Combined Statement of Operations
For the interim period ended September 30, 2010 (Unaudited)

	Aquamer Medical, Inc. & Subsidiaries	Pro Forma Adjustments		Pro Forma Aquamer Medical Inc. & Subsidiaries
Revenue	-	-		-
Costs and Expenses
Selling, General and Administrative	$455,183	-		$455,183
Amortization of intangibles	181,583	$41,667	A	223,250
Interest, net of interest income	(34)			(34)
Total Costs and Expenses	636,732	41,667		678,399
Loss before income taxes	(636,732)	(41,667)		(678,399)
Federal and State Income Tax Expense	-	-		-
Deficit accumulated during development stage	$(636,732)	$(41,667)		$(678,399)
Basic and Diluted Loss Per Share	$(0.00)			$(0.00)
Weighted Average Number of Common Shares Outstanding	114,167,508			164,277,400

Notes to Pro Forma Condensed Combined Statements of Operations

1. Pro Forma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma combined condensed financial statements:

(A)— To reflect amortization expense associated with UAC’s contractual intangible asset, a third-party license agreement.  Amortization expense is taken over the asset’s useful life of 15 years.  For the pro forma financial statements, amortization expense is calculated for the entire period through the reporting date.